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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Joystar, Inc. on Form S-8 of our Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004 dated March 17, 2006 and March 24, 2005, respectively.

/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
August 25, 2006